Exhibit 15.3

[Letterhead of Deloitte Touche Tohmatsu Certified Public Accountants LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-127700, No. 333-156306 and No. 333-168780) of The9 Limited of our reports dated April 18, 2013 relating to the consolidated financial statements of The9 Limited and the effectiveness of The9 Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of The9 Limited for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai China

April 18, 2013